AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1994

                                                      REGISTRATION NO. 33-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             MIDLANTIC CORPORATION
             (Exact name of registrant as specified in its charter)

         NEW JERSEY                  22-2699903
(State or other jurisdiction
             of
      incorporation or            (I.R.S. Employer
        organization)           Identification No.)


                         METRO PARK PLAZA, P.O. BOX 600

                            EDISON, NEW JERSEY 08818

          (Address of Principal Executive Offices, including Zip Code)

                                 JOSEPH H. KOTT

                   EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL

                                METRO PARK PLAZA

                                  P.O. BOX 600

                            EDISON, NEW JERSEY 08818

                    (Name and address of agent for service)

                                 (908) 321-8127

         (Telephone number, including area code, of agent for service)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: July 15, 1994

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /x/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                               AMOUNT TO    PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
             TITLE OF SECURITIES                   BE      OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
              TO BE REGISTERED                 REGISTERED       SHARE (1)           PRICE (1)            FEE
- ------------------------------------------------------------------------------------------------------------------
Common Stock, par value $3.00 per share......   1,500,000       $   30.00        $  45,000,000.00    $  15,518.00

(1) Pursuant to Rule 457(c), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of computing the registration fee based upon the high and low prices of such stock as reported by the Automated Quotation System of the National Association of Securities Dealers, Inc. ('NASDAQ') on June 16, 1994.

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
PROSPECTUS

                             MIDLANTIC CORPORATION
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                         ------------------------------

     The Dividend Reinvestment and Stock Purchase Plan (the 'Plan') of Midlantic Corporation (the 'Company') provides shareholders with a simple and convenient method of purchasing additional shares of the common stock of the Company, $3.00 par value (the 'Common Stock') WITHOUT PAYMENT OF ANY BROKERAGE COMMISSION OR SERVICE FEE. Any holder of record of Common Stock is eligible to join the Plan. Holders of Common Stock who do not participate in the Plan will receive cash dividends, as declared, in the usual manner.

Participants in the Plan may:

     o have cash dividends on their shares of Common Stock automatically reinvested in additional whole and fractional shares of Common Stock, and

     o purchase additional whole and fractional shares of Common Stock with optional cash payments of up to $3,000 per month.

     Employees of the Company and its affiliated companies may participate and make optional cash payments conveniently through automatic payroll deductions. See Question No. 24 for details.

     Purchases of Common Stock by the Plan Administrator pursuant to the Plan may be made directly from the Company or on the open market, at the discretion of senior management of the Company.

     The price of shares of Common Stock purchased with reinvested cash dividends will be 97% of (i) the average of the high and low sale prices of a share of Common Stock reported on the NASDAQ National Market System on the relevant investment date or (ii) the weighted average sales price actually paid by the Independent Agent for shares of Common Stock with respect to a particular dividend payment date, in the case of Common Stock purchased on the open market. The price of shares of Common Stock purchased with optional cash payments will be 100% of comparable average prices. The Plan does not represent a statement of dividend policy or a guarantee of future dividends. Dividends will be within the discretion of the Board of Directors and will be dependent upon various factors, including the future earnings and financial condition of the Company and its subsidiaries and bank regulatory policies.

     This Prospectus relates to 1,500,000 authorized and unissued shares of Common Stock registered for purchase under the Plan. PLEASE RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

THE SHARES OF COMMON STOCK OFFERED PURSUANT TO THIS PROSPECTUS ARE NOT
  INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, ARE NOT
   OBLIGATIONS OF ANY BANK AFFILIATE OF THE COMPANY, ARE NOT
    GUARANTEED BY THE COMPANY OR ANY BANK AFFILIATE OF THE COMPANY
       AND INVOLVE INVESTMENT RISKS, INCLUDING THE ORIGINAL AMOUNT
                           OF THE INVESTMENT.

              ----------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                  --------------------------------------------

                 The date of this Prospectus is June __, 1994.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Such reports, proxy statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the public reference facilities in the Commission's New York Regional Office, 7 World Trade Center, New York, New York 10048, or Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained at prescribed rates by writing the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has filed with the Commission a Registration Statement (the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the shares of Common Stock offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock being offered pursuant to this Prospectus, reference is hereby made to the Registration Statement, including the exhibits thereto, copies of which may be inspected and copied at the public reference facilities referred to above. Summaries of and references to various documents in this Prospectus do not purport to be complete and in each case reference is made to the copy of such document filed as an exhibit to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Annual Report on Form 10-K for the year ended December 31, 1993 filed by the Company with the Commission pursuant to the Exchange Act (file no. 0-15870) is incorporated in this Prospectus by reference.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to:
Corporate Secretary, Midlantic Corporation, 499 Thornall Street, P.O. Box 600, Edison, New Jersey 08818, telephone number (908) 321-2793.

                             MIDLANTIC CORPORATION

     The Company is a registered bank holding company which was organized as a business corporation under New Jersey law in 1986 in connection with the reorganization of two predecessor bank holding companies. The Company's principal activities consist of owning and supervising its bank subsidiaries and non-banking subsidiaries. The Company's principal executive offices are located at Metro Park Plaza, P.O. Box 600, Edison, New Jersey 08818 (telephone number:
908-321-8000).

                            DESCRIPTION OF THE PLAN

     The following is a question and answer description of the provisions of the Company's Dividend Reinvestment and Stock Purchase Plan.

PURPOSES

     1. WHAT ARE THE PURPOSES OF THE PLAN?

     The purposes of the Plan are to provide holders of record of shares of Common Stock with a simple and convenient method of investing cash dividends in Common Stock at a price equal to 97% of Market Value (as determined below) and to allow participants in the plan to make optional cash payments to be used for the purchase of shares of Common Stock at 100% of Market Value, all without payment of any brokerage commission or service charges. To the extent shares of Common Stock are purchased from the Company pursuant to the Plan, the Company will receive additional funds to be used for general corporate purposes.

     THE PLAN IS FOR THE BENEFIT OF LONG-TERM INVESTORS, AND NOT FOR INDIVIDUALS OR INSTITUTIONS WHO ENGAGE IN ARBITRAGE ACTIVITIES, INCLUDING, WITHOUT LIMITATION, TRANSACTIONAL TRADING ACTIVITIES WHICH CAUSE ABERRATIONS IN THE COMPOSITE TRADING VOLUME AND/OR PRICE OF THE COMMON STOCK. THE COMPANY ACCORDINGLY RESERVES THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION BY A SHAREHOLDER WHO IS USING THE PLAN FOR PURPOSES INCONSISTENT WITH THE INTENDED PURPOSES OF THE PLAN.

     2. WHAT ARE THE ADVANTAGES OF THE PLAN?

     Participants in the Plan:

          o Will have cash dividends on their shares of Common Stock automatically reinvested in additional shares of Common Stock without payment of any brokerage commission or service charges.

          o May invest cash, within specific limits, in Common Stock without payment of any brokerage commission or service charges.

          o Will reinvest cash dividends in common Stock at 97% of the current Market Value of the Common Stock.

          o Will be able to avoid safekeeping requirements and recordkeeping costs through the custodial and reporting services furnished pursuant to the Plan.

ADMINISTRATION

     3. WHAT ARE THE FUNCTIONS OF THE PLAN ADMINISTRATOR?

     Midlantic Bank, N.A. (the 'Plan Administrator') administers the Plan for participants, keeps records, sends statements of account to participants (see Question No. 16) and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the name of the Plan Administrator's nominee and are credited to the accounts of the participants in the Plan. The Plan Administrator acts in the capacity of agent for the participants.

PARTICIPATION

     4. WHO IS ELIGIBLE TO PARTICIPATE?

     All holders of record of Common Stock are eligible to participate in the Plan. To participate in the Plan, beneficial owners of Common Stock whose stock is registered in other names (for instance, in the name of a broker or a nominee) must first become owners of record of such stock by having such stock transferred into their own names. A participant may only participate with respect to all or none of the Common Stock owned of record by such participant; provided, however, that all participants shall participate with respect to their Common Stock purchased pursuant to the Plan (even if they do not otherwise participate with respect to their Common Stock).

     The Company's existing Stock Purchase Plan will be replaced with the Plan as of July 15, 1994. A shareholder who is enrolled in the Company's Stock Purchase Plan as of July 15, 1994 will automatically be enrolled in the Plan unless the shareholder affirmatively elects not to participate in the Plan by notifying the Plan Administrator at the address specified in Question No. 5 below.

     Employees of the Company or one of its affiliated companies may also participate in the Plan in the manner described in Question No. 24.

     5. HOW DOES A SHAREHOLDER PARTICIPATE?

     Holders of Common Stock may join the Plan at any time by signing an authorization card ('Authorization Card') and returning it to the Plan Administrator. An Authorization Card is enclosed with this Prospectus and additional cards may be obtained by sending a written request to: Midlantic Corporation, Dividend Reinvestment Plan, Metro Park Plaza, CN 114, Edison, New Jersey 08818.

     6. WHEN WILL THE INVESTMENT OF DIVIDENDS START?

     The investment of dividends will commence after an Authorization Card is received by the Plan Administrator. If a properly executed Authorization Card is received by the Plan Administrator prior to the record date for the payment of a dividend, then that dividend will be reinvested in shares of Common Stock for the participant either (i) on the related Dividend Payment Date (see Question No. 12), in the case of purchases of Common Stock directly from the Company as original issue or treasury shares or (ii) on the related Dividend Payment Date or as soon thereafter as determined by the Independent Agent (as defined in Question No. 13), in the case of purchases of Common Stock on the open market. If an Authorization Card is received on or after a particular record date, the reinvestment of dividends will begin with the next succeeding dividend. (See Question No. 14 for information concerning the investment of optional cash payments).

     Shareholders are cautioned that neither the Plan nor this Prospectus represents a statement of dividend policy or a guarantee of future dividends. Dividends will be within the discretion of the Board of Directors and will be dependent upon various factors, including the future earnings and financial condition of the Company and its subsidiaries and bank regulatory policies.

     7. ARE PLAN PARTICIPANTS REQUIRED TO SEND IN A NEW AUTHORIZATION CARD ANNUALLY?

     No. Shareholders enrolled in the Plan will continue to be enrolled in the Plan without further action on their part, unless the participant gives notice to the Plan Administrator in writing that the participant wishes to withdraw from participation. (See Question Nos. 21 and 22 for information concerning withdrawal from the Plan).

     8. WHAT DOES THE AUTHORIZATION CARD PROVIDE?

     The Authorization Card directs the Plan Administrator, either directly or through the Independent Agent, to apply all cash dividends on all shares of Common Stock registered in the participant's name, as well as on all shares of Common Stock credited to the participant's account under the Plan, to the purchase of additional shares of Common Stock. The Authorization Card also directs the Plan

Administrator, either directly or through the Independent Agent, to serve as the participant's agent in applying any optional cash payments received from the participant to the purchase of additional shares of Common Stock under the Plan.

     9. MAY A PARTICIPANT ELECT TO MAKE ONLY OPTIONAL CASH PAYMENTS UNDER THE PLAN?

     No. Participation in the Plan is limited to shareholders who direct the Plan Administrator, either directly or through the Independent Agent, to reinvest dividends in the purchase of additional shares of Common Stock. Once so enrolled, a shareholder may also elect to make optional cash payments. (See Question No. 14).

COSTS

     10. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

     No. Participants will not incur any brokerage commissions or service charges for purchases made under the Plan. However, brokerage commissions which are incurred by the Company in connection with open market stock purchases on behalf of participants constitute dividend income to the participants. (See Question No. 29). The costs of administering the Plan will be paid by the Company. In addition, there are no charges for the custodial and safekeeping services provided by the Plan Administrator. Certain expenses may be incurred by a participant, however, if the participant requests that whole shares be sold upon the participant's withdrawal from the Plan. (See Question No. 21).

PURCHASES

     11. WHAT IS THE SOURCE OF COMMON STOCK PURCHASED UNDER THE PLAN?

     Common Stock will be purchased at the option of the Company (i) directly from the Company, in which event such shares will be either authorized but unissued shares held in the treasury of the Company, or (ii) on the open market, through the Independent Agent, or (iii) by combination of the foregoing. Open market purchases may be made on any securities exchange where such shares are traded, in the over-the-counter market, or by negotiated transactions and may be subject to such terms with respect to price, delivery, and execution as to which the Independent Agent may agree. None of the Company, the Plan Administrator or any participant shall have any authority or power to direct the time, amount or price at which Common Stock may be purchased on the open market or the manner of purchase or the selection of the broker or dealer through or from whom such open market purchases are to be made.

     12. WHEN WILL PURCHASES BE MADE UNDER THE PLAN?

     Purchases with reinvested dividends made on behalf of Plan participants will be made (i) on the date on which the Company pays dividends on its Common Stock ('Dividend Payment Date'), in the case of Common Stock purchased from the Company as original issue or treasury shares or (ii) on the applicable Dividend Payment Date or as soon thereafter as the Independent Agent deems to be appropriate, in the case of open market purchases. (See Question Nos. 6, 13 and 14). Each date on which purchases of Common Stock are made with reinvested dividends either through the Company or on the open market is referred to herein as the 'Investment Date'. (See Question No. 13). Purchases with optional cash payments will be made (i) on the first day of each calendar month or, if such day is on a weekend or holiday, the first business day thereafter, in the case of Common Stock purchased from the Company or, (ii) in the case of Common Stock purchased through the Independent Agent on the open market, either on the first business day of each calendar month or as soon thereafter as the Independent Agent deems to be appropriate. The date on which purchases of Common Stock with optional cash payments are made pursuant to the Plan, either through the Company or on the open market, is referred to herein as the 'Optional Payment Purchase Date'. Participants will become owners of the shares purchased for them under the Plan on the date on which such shares are purchased.

     13. WHAT WILL BE THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

     In the case of Common Stock purchased from the Company, the purchase price of shares purchased with reinvested dividends will be 97% of the Market Value (as determined below) as of the applicable Investment Date and the purchase price of Common Stock purchased with optional cash payments will be 100% of the Market Value as of the applicable Optional Payment Purchase Date. (See Question No. 12). In the case of Common Stock purchased on the open market through the Independent Agent, the purchase price of shares purchased with reinvested dividends will be 97% of the Market Value applicable to shares purchased with respect to the related Investment Dates and the purchase price of shares purchased with optional cash payments will be 100% of the Market Value applicable to shares purchased with respect to the related Optional Payment Purchase Dates. These purchase prices are hereinafter referred to collectively as the 'Purchase Prices' and individually as the 'Purchase Price.'

     For purposes of this Prospectus, the term 'Market Value' shall mean (i) in the case of shares of Common Stock acquired directly from the Company as original issue or treasury shares, the average of the high and low sales prices of the Common Stock, as reported on the NASDAQ National Market System on the relevant Investment Date or Optional Payment Purchase Date, or (ii) the weighted average sales price actually paid by an independent agent or agents selected by the Plan Administrator (the 'Independent Agent') for shares of Common Stock purchased with respect to the Investment Date or Optional Payment Purchase Date, in the case of Common Stock purchased on the open market pursuant to the Plan.

     14. HOW DOES THE OPTIONAL CASH PAYMENT FEATURE WORK?

     Beginning July 15, 1994, participants may invest in additional shares of Common Stock by making optional cash payments at any time after they are enrolled in the Plan.

     The minimum optional cash payment is $50 per month. Total optional cash payments may not exceed $3,000 per month. The $3,000 limit is an aggregate limit applicable to all accounts in which a participant has a beneficial interest. Thus, for example, if an individual has a joint tenancy in more than one account, the optional purchases by all such accounts may not exceed $3,000 per month in the aggregate. This limit is intended to discourage participation in the Plan by individuals or institutions who engage in arbitrage activities.

     Within the Plan's limits, the Plan Administrator will apply optional cash payments to the purchase of Common Stock on the next ensuing Optional Payment Purchase Date (see Question No. 12), provided that such payments are received by the Plan Administrator in sufficient time prior to such Optional Payment Purchase Date. Checks and other drafts must clear prior to the first business day of a calendar month for the funds to be available for the purchase of Common Stock during such month. The Company recommends that payments be sent so as to be received by the Plan Administrator at least seven business days before the calendar month in which the optional cash payment is to be invested. No interest will be paid on optional cash payments by either the Company or the Plan Administrator.

     Participants may make optional cash payments by forwarding a check or money order to the Plan Administrator with a payment form which will be attached to each statement of account and which will also be available upon request from the Plan Administrator. All checks and money orders should be made payable to Midlantic Bank, N.A. and should be sent (with the payment form) to the Plan Administrator at the address set forth in the response to Question No. 5. Employees of the Company and its affiliated companies may make optional cash payments through payroll deductions. (See Question No. 24).

     Optional cash payments received from foreign shareholders must be in United States dollars and will be invested in the same manner as payments from other participants.

     15. HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

     The number of shares that will be purchased for each participant will depend on the amount of the participant's dividend, optional cash payments (if any) and the applicable Purchase Price. Each participant's account will be credited with that number of shares (including fractions computed to four decimal places) equal to the total amount to be invested, divided by the applicable Purchase Price (also computed to four decimal places).

REPORTS TO PARTICIPANTS

     16. WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     Each participant in the Plan will receive a quarterly statement of account indicating each investment of dividends or investment of optional cash payments during the period covered by the statement.

     The statement will inform the participant of the account transactions that have taken place, setting forth the number of shares purchased, the purchase date and the price, and the total number of shares held in the participant's account. THESE STATEMENTS ARE A PARTICIPANT'S RECORD OF THE COSTS OF THE PARTICIPANT'S PURCHASES AND SHOULD BE RETAINED FOR INCOME TAX PURPOSES. In addition, each participant will receive copies of other communications sent to holders of shares of Common Stock and Internal Revenue Service information for reporting dividend income received.

DIVIDENDS

     17. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR PLAN ACCOUNTS?

     Yes. Dividends on full shares, and any fraction of a share, credited to a participant's account will be reinvested in additional shares and credited to a participant's account.

CERTIFICATES FOR SHARES

     18. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

     Shares of Common Stock purchased under the Plan for the accounts of participants will be registered in the name of the Plan Administrator's nominee. Certificates for shares purchased on behalf of participants will not be issued to participants until requested. The total number of shares credited to an account under the Plan will be shown on each statement of account. This custodial service protects participants against the risk of loss, theft or destruction of stock certificates.

     Certificates for any number of whole shares credited to an account under the Plan will be issued at any time upon the written request of a participant to the Plan Administrator. Any remaining full shares and fractions of shares will continue to be credited to the participant's account.

     Certificates for fractions of shares will not be issued under any circumstances.

     19. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

     Accounts under the Plan will be maintained in the names in which certificates of the participants were registered at the time the participants entered the Plan. Certificates for whole shares will be similarly registered when issued at the request of a participant. (See Question No. 18).

     20. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN THE PARTICIPANT'S NAME?

     If a participant disposes of Common Stock registered in the participant's name (those which are not registered in the name of the Plan Administrator's nominee), the dividends on the shares previously credited to the participant's account under the Plan will continue to be reinvested until the participant notifies the Plan Administrator that the participant wishes to withdraw from the Plan. (See Question No. 21).

WITHDRAWAL

     21. HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

     A participant may withdraw from the Plan by sending a written withdrawal notice (printed on the bottom stub of the statement of account sent to participants) to the Plan Administrator at the address set forth in the response to Question No. 5. When a participant withdraws from the Plan, or upon termination of the Plan by the Company, certificates for whole shares credited to the participant's account under the Plan will be issued to the participant and a cash payment will be made for any fraction of a share credited to the participant's account. The value of a fractional interest in a share of Common Stock will be the closing market price of the Common Stock on the business day immediately prior to the day on which the participant's written notice of withdrawal is processed by the Plan Administrator.

     Upon a participant's withdrawal from the Plan, the participant may also request that all or part of the whole shares credited to the participant's account in the Plan be sold. If a participant makes such a request, the sale will be made for the participant by the Plan Administrator at the then prevailing market price as soon as practicable after the request is received. The participant will receive the proceeds from such sale, less related brokerage fees or commissions and less any applicable transfer taxes.

     After withdrawal from the Plan, dividends declared and payable with respect to Common Stock will be paid to the shareholder in cash unless and until the shareholder rejoins the Plan, which the participant may do at any time, subject to certain restrictions, by completing an Authorization Card. (See Question Nos. 6 and 23).

     22. WHEN MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

     A participant may withdraw from the Plan at any time. If the notice of withdrawal is received at least seven business days prior to the record date for a particular dividend, the notice will be effective as to the reinvestment of that dividend. A notice received thereafter will not be effective until after the applicable dividend is reinvested. Any optional cash payment will be returned to the participant, if the notice of withdrawal is received by the Plan Administrator (i) in the case of purchases from the Company, at least two business days before the optional cash payment is to be invested or (ii) in the case of open market purchases, prior to such time as the Plan Administrator disburses funds representing such optional cash payment to the Independent Agent.

     23. MAY A SHAREHOLDER RE-ENTER THE PLAN AFTER WITHDRAWING FROM THE PLAN?

     Yes. A shareholder may re-enter the Plan by following the procedures applicable for initial enrollment in the Plan by new participants. However, the Company reserves the right to reject any Authorization Card from a previous participant in the event of excessive enrollments and withdrawals.

EMPLOYEES

     24. IF I AM AN EMPLOYEE OF THE COMPANY OR ONE OF ITS AFFILIATED COMPANIES, MAY I PARTICIPATE IN THE PLAN?

     Yes. Employees who wish to have their dividends reinvested and also to have optional cash payments made by means of payroll deductions may participate in the Plan whether or not they already hold Common Stock registered in their own name. The minimum deduction per pay period is $5.00 and the maximum deduction per pay period is $500.00, except that the maximum deduction for the first payroll period following enrollment in the Plan by any employee who is not otherwise a shareholder will be limited to $10.00. Employees who wish to enroll in the payroll deduction program should contact their personnel representative to obtain the appropriate Authorization Form. Employees who wish to participate in the Plan but not through payroll deductions may do so in the manner provided for shareholders of record, as long as they are the record holder of at least one whole share of Common Stock. (See Question No. 14).

     An employee who is enrolled in the Company's Employee Stock Purchase Plan as of July 15, 1994 will automatically be enrolled in the Plan unless the employee affirmatively elects not to participate in the Plan by notifying the Plan Administrator at the address specified in Question No. 5 above.

     25. ARE EMPLOYEES RESTRICTED IN ANY WAY FROM RESELLING SHARES OF COMMON STOCK ACQUIRED UNDER THE PLAN?

     Some employees are so restricted. Employees who are 'affiliates' of the Company, as that term is defined in Rule 405 promulgated by the Commission under the Securities Act, may not publicly reoffer shares acquired under the Plan except pursuant to Rule 144 of the Commission or pursuant to an effective registration statement. Rule 405 defines an 'affiliate' as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. Directors and executive officers of the Company may be deemed to be 'affiliates' of the Company under this definition. The Company has no present intention of filing a registration statement which would permit the Company's 'affiliates' to reoffer, outside of Rule 144, Common Stock acquired under the Plan.

     Employees who are not affiliates of the Company are free to sell at any time Common Stock acquired under the Plan, subject to the Company's corporate policy with respect to purchases and sales of the Company's securities.

     DIRECTORS AND EXECUTIVES OFFICERS PARTICIPATING IN THE PLAN ARE SUBJECT TO THE REPORTING OBLIGATIONS OF SECTION 16(A) AND THE SHORT-SWING PROFIT RECOVERY PROVISIONS OF SECTION 16(B) OF THE EXCHANGE ACT, WITH RESPECT TO PURCHASES OF COMMON STOCK MADE UNDER THE PLAN WITH OPTIONAL CASH PAYMENTS. WHILE DIRECTORS AND EXECUTIVE OFFICERS ARE NOT SUBJECT TO THE SHORT-SWING PROFIT RECOVERY PROVISIONS OF SECTION 16(B) OF THE EXCHANGE ACT WITH RESPECT TO PURCHASES OF COMMON STOCK MADE UNDER THE PLAN WITH REINVESTED DIVIDENDS, SUCH PURCHASES MUST BE DISCLOSED ON REPORTS FILED PURSUANT TO SECTION 16(A) OF THE EXCHANGE ACT.

STOCK DIVIDENDS, STOCK SPLITS AND RIGHTS OFFERINGS

     26. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

     Any stock dividends or split shares distributed by the Company on shares registered in the participant's own name and shares credited to the account of a participant under the Plan will be added to the participant's account under the Plan.

     27. IF THE COMPANY HAS A COMMON STOCK RIGHTS OFFERING, HOW WILL RIGHTS ON SHARES CREDITED TO A PARTICIPANT'S ACCOUNT BE TREATED?

     Warrants representing rights on any shares of Common Stock, both whole and fractional, credited to a participant's account will be mailed directly to the participant in the same manner as to shareholders who do not participate in the Plan.

VOTING RIGHTS

     28. HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

     Shares held by the Plan Administrator for a participant will be voted as the participant directs with respect to shares held in the participant's own name.

     For each meeting of shareholders, the participant will receive a proxy card which will enable the participant to vote shares registered in the participant's own name and shares held in the participant's account under the Plan. If the proxy card is returned in a timely manner, properly signed and marked for voting, all of a participant's shares (those registered in the participant's name and those credited to the participant's account under the Plan) will be voted in the manner specified by the participant on the proxy card.

     If no instructions are received on a signed proxy card which is returned to the Plan Administrator in a timely manner with respect to any item thereon, all of a participant's shares (those registered in the participant's name and those credited to the participant's account under the Plan) will be voted on each such item in accordance with the recommendations of the Company's Board of Directors, just as for non-participating shareholders who return properly signed proxies and do not provide instructions. If a proxy card is not returned in a timely manner to the Plan Administrator or if it is returned unsigned, none of the shares held in the participant's account under the Plan or registered in the participant's name will be voted unless the participant votes such shares in person at the meeting.

FEDERAL INCOME TAX CONSEQUENCES

     29. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     Participants in the Plan will be treated as having received a dividend, taxable as ordinary income, equal to the fair market value of the Common Stock (as of the applicable Investment Date) purchased with reinvested cash dividends. For federal income tax purposes, the fair market value of the purchased Common Stock as of the applicable Investment Date may not be equal to the Market Value (as defined in the response to Question No. 13). In addition, because of the 3% discount applied to the Market Value in establishing the purchase price for shares purchased with reinvested dividends, the fair market value of the shares purchased and, accordingly, taxable income, will generally be in excess of the amount of the cash dividend.

     The tax basis of Common Stock acquired through the Plan with reinvested cash dividends will be equal to the actual fair market value of the Common Stock on the applicable Investment Date, rather than the amount paid for such stock or the Market Value as defined in the response to Question No. 13. The tax basis of shares acquired through an optional cash payment will be equal to the amount of such optional cash payment. A participant's holding period for shares of Common Stock acquired pursuant to the Plan will begin on the day following the date on which the shares were acquired.

     Although a participant will realize no taxable income upon the participant's receipt from the Plan Administrator of certificates for whole shares credited to the participant's account, the participant will realize gain or loss with respect to any cash payment for a fractional share. The amount of such gain or loss will be the difference between the amount received for the fractional share and the participant's tax basis in the fractional share. Upon the sale of whole shares credited to a participant's account upon a participant's withdrawal from the Plan, the participant will recognize gain or loss equal to the difference between the amount realized upon the sale and the tax basis of the shares sold. (See Question No. 21).

     The Internal Revenue Service has taken the position that brokerage commissions which are incurred in connection with open market stock purchases on behalf of participants in similar plans and which are not paid by the participants constitute dividend income to the participants. A participant's basis in the shares so purchased would be increased by the amount of the brokerage commissions included in dividend income.

     Information reporting to the Internal Revenue Service is required with respect to the payment of dividends by the Company. Certain shareholders who fail to comply with certain identification and certification requirements may become subject to backup withholding in an amount equal to 31% of the dividends. Such withholding is not an additional tax and may be credited against a taxpayer's regular income tax liability.

     All participants are urged to consult their own tax advisors to determine the particular tax consequences which may result from their participation in the Plan and the subsequent disposal by them of shares purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction, and the state tax consequences for participants will vary from state to state within the United States.

     30. WHAT PROVISION IS MADE FOR FOREIGN SHAREHOLDERS SUBJECT TO FEDERAL INCOME TAX WITHHOLDING?

     In the case of a foreign shareholder whose dividends are subject to federal income tax withholding, the amount of tax required to be withheld will be deducted from the amount of cash dividends to determine the amount of dividends to be reinvested.

PLEDGES AND ASSIGNMENTS

     31. IS A PARTICIPANT ENTITLED TO PLEDGE OR ASSIGN SHARES CREDITED TO THE PARTICIPANT'S ACCOUNT?

     No. Shares credited to the account of a participant may not be pledged or assigned and any such purported pledge or assignment will be void.

RESPONSIBILITY OF THE COMPANY, PLAN ADMINISTRATOR AND INDEPENDENT AGENT

     32. WHAT IS THE RESPONSIBILITY OF THE COMPANY, THE PLAN ADMINISTRATOR AND THE INDEPENDENT AGENT?

     In administering the Plan, the Company, the Plan Administrator and the Independent Agent will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death.

     Participants should recognize that neither the Company nor the Plan Administrator (acting directly or through the Independent Agent) can assure them of a profit or protect them against a loss on the shares purchased by them under the Plan.

AMENDMENT OR TERMINATION OF THE PLAN

     33. MAY THE PLAN BE CHANGED OR DISCONTINUED?

     Yes. Notwithstanding any other provision of the Plan, the Company (through its Board of Directors) reserves the right to suspend, modify, or terminate the Plan, or the participation in the Plan by any participant, at any time. The Plan reserves to the Company the right to cause participants to cease their participation in the Plan for any reason, including (without limitation) excessive enrollments, arbitrage-related activities, transactional profit activities and other actions inconsistent with the purposes of the Plan. All participants affected by such action will receive notice of any such suspension, modification or termination. Any such suspension, modification or termination will not, of course, affect previously executed transactions. Upon a termination of the Plan by the Company, uninvested cash payments will be returned to participants, certificates for whole shares credited to participants' accounts will be issued, and cash payments will be made for any fractions of a share credited to participants' accounts. Such cash payments will be based on the closing price of the Common Stock on the effective date of termination.

INTERPRETATION OF THE PLAN

     34. WHO INTERPRETS THE PLAN?

     The Company will interpret and regulate the Plan; all such interpretations and regulations shall be conclusive.

                                USE OF PROCEEDS

     The Company has no basis for estimating precisely either the number of original issue and treasury shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. The Company proposes to use the net proceeds from the sale of original issue and treasury shares pursuant to the Plan, when and as received, for general corporate purposes, including investments in, or extensions of credit to, the Company's subsidiaries. The Company is unable to estimate the amount of the proceeds which will be devoted to any specific purpose.

                                    EXPERTS

     The consolidated statements of condition of the Company and its subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated by reference in this Prospectus, have been incorporated herein in reliance upon the report, which contains an explanatory paragraph stating that the Company changed its methods of accounting for postretirement benefits other than pensions and income taxes in 1993, of Coopers & Lybrand, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                               TABLE OF CONTENTS

                                                         PAGE
                                                         -----
Available Information...............................           2
Incorporation of Certain Documents by Reference.....           2
Midlantic Corporation...............................           3
Description of the Plan.............................           3
  Purposes..........................................           3
  Administration....................................           3
  Participation.....................................           4
  Costs.............................................           5
  Purchases.........................................           5
  Reports to Participants...........................           7
  Dividends.........................................           7
  Certificates for Shares...........................           7
  Withdrawal........................................           8
  Employees.........................................           9
  Stock Dividends, Stock Splits and Rights
    Offerings.......................................           9
  Voting Rights.....................................          10
  Federal Income Tax Consequences...................          10
  Pledges and Assignments...........................          11
  Responsibility of the Company, Plan Administrator
    and Independent Agent...........................          11
  Amendment or Termination of the Plan..............          11
  Interpretation of the Plan........................          12
Use of Proceeds.....................................          12
Experts.............................................          12

                            ------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MIDLANTIC CORPORATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS AT ANY TIME, NOR ANY SALE HEREUNDER, SHALL IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MIDLANTIC CORPORATION SINCE THE DATE HEREOF.

                             MIDLANTIC CORPORATION

                                    DIVIDEND
                                REINVESTMENT AND
                              STOCK PURCHASE PLAN

                             ----------------------
                                   PROSPECTUS
                             ----------------------

                                  JUNE , 1994


                       ---------------------------------------------------------
                       ---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission filing fee...........................................  $   15,518.00
NASDAQ listing fee......................................................................      17,500.00
Blue sky fees and expenses..............................................................       1,000.00
Legal fees and expenses.................................................................      12,000.00
Accounting fees and expenses............................................................       5,500.00
Printing expenses.......................................................................      10,000.00
Miscellaneous...........................................................................         482.00
                                                                                          -------------
                                                                                          $   62,000.00
                                                                                          -------------
                                                                                          -------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation of Midlantic Corporation ('Midlantic') provides that Midlantic shall indemnify to the full extent from time to time permitted by law any person (and the legal representative of any person) made or threatened to be made a party to, or a witness or other participant in, any threatened, pending or completed legal proceeding by reason of the fact that such person is or was a director, officer, employee or other agent of Midlantic or any of its subsidiaries or serves or served any other enterprise at the request of Midlantic. Any such person shall be indemnified against expenses, judgments, fines, penalties and amounts paid in settlement (including amounts paid pursuant to judgments or settlements in derivative actions, i.e., those brought by or in the right of the corporation).

     Statutory authority for indemnification of Midlantic's directors and officers is contained in the New Jersey Business Corporation Act (the 'NJBCA'), in particular Section 14A:3-5 of the NJBCA, the material provisions of which may be summarized as follows:

     Derivative and Nonderivative Proceedings. Section 14A:3-5 of the NJBCA provides that in nonderivative proceedings (proceedings other than those brought by or in the right of the corporation), a corporation may indemnify 'corporate agents' (defined to include directors, officers, employees and persons serving in other capacities at the corporation's request) against both 'expenses' (defined as reasonable costs, disbursements and counsel fees) and 'liabilities' (defined to include judgments, fines, settlements and penalties) if the corporate agent acted in good faith and in a manner such corporate agent reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe the conduct was unlawful. The NJBCA also provides that in derivative proceedings (proceedings brought by or in the right of the corporation), a corporation may indemnify corporate agents against expenses if the corporate agent acted in good faith and in a manner such corporate agent reasonably believed to be in or not opposed to the best interests of the corporation. In all cases the NJBCA requires the corporation to indemnify against expenses, including counsel fees, to the extent that a corporate agent has been successful in a derivative or nonderivative proceeding on the merits or otherwise, or in defense of any claim, issue or matter therein, and permits a corporation to advance expenses upon an undertaking for repayment if it shall ultimately be determined that the corporate agent is not entitled to indemnification. The NJBCA states that the indemnification it provides 'shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of corporation,' to which a corporate agent may be entitled 'under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise,' unless the agent has been adjudged guilty of a breach of loyalty, a failure to act in good faith, a knowing violation of law, or the receipt of an improper personal benefit.

     To the extent that Midlantic's Certificate of Incorporation requires indemnification against a judgment or settlement in a derivative action, it goes beyond the indemnification expressly required by the NJBCA but not beyond the indemnification a corporation is permitted to provide in its certificate of incorporation. Some courts have questioned the propriety of indemnification against amounts paid pursuant to judgments or settlements in derivative actions because of the circularity resulting from such indemnification payments. However, although there has been no judicial interpretation of relevant provisions of the NJBCA, Midlantic believes that the NJBCA permits indemnification in derivative actions if the indemnified person has not been adjudged guilty of a breach of loyalty, failure to act in good faith, a knowing violation of law or receipt of an improper personal benefit.

     Determinations Regarding Indemnification. Indemnification of a party (unless ordered by a court) is dependent upon a determination that such indemnification is proper because the party has met the applicable standards set forth above. Such a determination must be made (a) by the Board of Directors or a committee thereof acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceedings, or
(b) under certain circumstances, by independent legal counsel in a written opinion, or (c) by the shareholders.

     Other Material Provisions. A corporation may purchase and maintain insurance against expenses incurred by, and liabilities asserted against, directors, officers, employees or agents, whether or not the corporation would be empowered to provide such indemnity, and such insurance may be purchased from an insurer affiliated with such corporation, whether or not such insurer does business with any other insured.

ITEM 16.  EXHIBITS.

 5         Opinion of Karen H. Keller, Senior Counsel of Midlantic Corporation
23(a)      Consent of independent accountants
23(b)      Consent of counsel (included as part of Exhibit 5 above)
24(a)      Powers of attorney with respect to directors and officers of Midlantic Corporation
24(b)      Certified copy of resolution of the Board of Directors of Midlantic Corporation

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey, on June 17, 1994.

                                          MIDLANTIC CORPORATION

                                          By: /S/__GARRY J. SCHEURING___________
                                              Garry J. Scheuring
                                              Chairman of the Board, President
                                              & Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                       TITLE                               DATE
- ------------------------------------  ---------------------------------------------------  ----------------

/S/GARRY J. SCHEURING                 Chairman of the Board, President & Chief Executive   June 17, 1994
Garry J. Scheuring                    Officer and Director

*                                     Executive Vice President & Chief Financial Officer   June 17, 1994
Howard I. Atkins

*                                     Controller                                           June 17, 1994
James E. Kelly

*                                     Director                                             June 17, 1994
Charles E. Ehinger

*                                     Director                                             June 17, 1994
David F. Girard-diCarlo

*                                     Director                                             June 17, 1994
Frederick C. Haab

*                                     Director                                             June 17, 1994
Kevork S. Hovnanian

*                                     Director                                             June 17, 1994
Arthur J. Kania

*                                     Director                                             June 17, 1994
Aubrey C. Lewis

*                                     Director                                             June 17, 1994
David F. McBride

*                                     Director                                             June 17, 1994
Desmond P. McDonald

*                                     Director                                             June 17, 1994
William E. McKenna

*                                     Director                                             June 17, 1994
Marcy Syms Merns

*                                     Director                                             June 17, 1994
Roy T. Peraino

*                                     Director                                             June 17, 1994
Ernest L. Ransome, III

*                                     Director                                             June 17, 1994
Ronald Rubin

*                                     Director                                             June 17, 1994
B. P. Russell

*                                     Director                                             June 17, 1994
Fred R. Sullivan

*                                     Director                                             June 17, 1994
Harold L. Yoh, Jr.

* Joseph H. Kott, by signing his name hereto, signs this document on behalf of such person pursuant to powers of attorney duly executed by such person and filed with the Securities and Exchange Commission.

                                          /S/__JOSEPH H. KOTT___________________
                                          Joseph H. Kott
                                          Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NO.                                                                                                           PAGE
- ----------                                                                                                  ---------

 5          Opinion of Karen H. Keller, Senior Counsel of Midlantic Corporation

23(a)       Consent of independent accountants

23(b)       Consent of counsel (included as part of Exhibit 5 above)

24(a)       Powers of attorney with respect to directors and officers of Midlantic Corporation

24(b)       Certified copy of resolution of the Board of Directors of Midlantic Corporation